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                                                                     Exhibit 12


                         ORIENTAL FINANCIAL GROUP INC.
           COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)


                                          NINE-MONTH PERIOD
                                           ENDED MARCH 31,                             YEAR ENDED JUNE 30,
                                         ---------------------     ---------------------------------------------------------------
                                           2003         2002          2002         2001          2000          1999         1998
                                         --------     --------     ---------     ---------     ---------     --------     --------

  INCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax Income from Continuing
      Operations                         $ 39,217     $ 28,449        39,171     $   7,315     $  19,674     $ 26,904     $ 21,959
   Plus: Fixed Charges (Excluding
        Capitalized Interest)              60,473       63,883        84,787        92,792        83,227       65,788       58,893
      Total Earnings                     $ 99,690     $ 92,332     $ 123,958     $ 100,107     $ 102,901     $ 92,692     $ 80,852
FIXED CHARGES (INCLUDING INTEREST
   ON DEPOSITS):
   Interest Expense                      $ 58,383     $ 62,348     $  82,695     $  91,281     $  81,728     $ 64,775     $ 58,046
   Net Rental Expenses                      2,090        1,535         2,092         1,511         1,499        1,013          847
      Total Fixed Charges Before
         Preferred Dividends               60,473       63,883        84,787        92,792        83,227       65,788       58,893
   Preferred Dividend Requirements          1,790        1,790         2,387         2,387         2,387          350        --(1)
   Divided by (1 minus the Effective
      Income Tax Rate Applicable to
      Continuing Operations)                 94.6%        96.3%        98.16%       118.02%        99.45%       99.26%          --
   Pre-tax Earnings Required to Pay
      Dividends on Outstanding
         Securities                         1,892        1,858         2,432         2,023         2,400          353           --
   Total Fixed Charges and Preferred
      Stock Dividends                    $ 62,365     $ 65,741     $  87,219     $  94,815     $  85,627     $ 66,141     $ 58,893
   Ratio of Earnings to Combined Fixed
      Charges and Preferred Stock
      Dividends Including Interest
      on Deposits                           1.60x        1.40x         1.42x         1.06x         1.20x        1.40x        1.37x

   EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax Income from Continuing
      Operations                         $ 39,217     $ 28,449     $  39,171     $  70,659     $  50,402     $ 46,604     $ 35,587
   Plus:  Fixed Charges (Excluding
      Capitalized Interest
      and Interest Expense on
      Deposits)                            34,874       38,226        51,199        56,577        51,804       37,003       32,925
      Total Earnings                     $ 74,091     $ 66,675     $  90,370     $ 127,236     $ 102,206     $ 83,607     $ 68,512
FIXED CHARGES (EXCLUDING INTEREST
   ON DEPOSITS):
   Interest Expense                      $ 58,383     $ 62,348     $  82,695     $  91,281     $  81,728     $ 64,775     $ 58,046
      Less:  Interest on Deposits         (25,599)     (25,657)      (33,588)      (36,642)      (31,423)     (28,785)     (25,968)
   Interest Expense (Excluding
      Interest on Deposits)                32,784       36,691        49,107        54,639        50,305       35,990       32,078
   Net Rental Expenses                      2,090        1,535         2,092         1,938         1,499        1,013          847
      Total Fixed Charges Before
         Preferred Dividends               34,874       38,226        51,199        56,577        51,804       37,003       32,925
   Preferred Dividend Requirements          1,790        1,790         2,387         2,387         2,387          350        --(1)
   Divided by (1 minus the Effective
       Income Tax Rate Applicable to
       Continuing Operations)                94.6%        96.3%         98.2%        118.0%         99.5%        99.3%          --
   Pre-tax Earnings Required to Pay
       Dividends on Outstanding
       Securities                           1,892        1,858         2,432         2,023         2,400          353           --
   Total Fixed Charges and Preferred
      Stock Dividends (Excluding
      Interest on Deposits)              $ 36,766     $ 40,084     $  53,631     $  58,600     $  54,204     $ 37,356     $ 32,925
   Ratio of Earnings to Combined Fixed
      Charges and Preferred Stock
      Dividends Excluding Interest
      on Deposits                           2.02x        1.66x         1.69x         2.17x         1.89x        2.24x        2.08x
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(1)      No preferred stock was outstanding in fiscal 1998.